UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2002

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	(IRS Employer Identification No.) 72-1252405

250 North American Court, Houma, Louisiana (Address of principal executive offices)		70363 (Zip Code)

(985) 851-3833
(Registrant's telephone number, including area code)

Item 5.            Other Events.

On July 31, 2002, Trico Marine Services, Inc. issued the press release attached hereto as
 Exhibit 99.

Item 7.            Financial Statements and Exhibits.

(b)        Exhibits.

99        Press release issued by Trico Marine Services, Inc. on July 31, 2002, reporting second quarter 2002 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

By:                    /s/ Victor M. Perez
                                                                                                      Victor M. Perez
                                                                                    Vice President, Chief Financial Officer,
                                                                                                        and Treasurer

Dated: July 31, 2002

Exhibit 99

Wednesday July 31, 6:57 am Eastern Time

Press Release
SOURCE: Trico Marine Services, Inc.

Trico Marine Reports Second Quarter 2002 Results

HOUSTON, July 31 /PRNewswire-FirstCall/ -- Trico Marine Services, Inc. (Nasdaq: TMAR - News) today reported a net loss for the second quarter ended June 30, 2002, of $7.7 million, or $(0.21) per share (diluted), before an extraordinary charge of $6.1 million, net of taxes, resulting from the early retirement of debt. The loss for the 2002 quarter also included $1.8 million in foreign exchange losses due primarily to the weakening of the U.S. dollar against the Norwegian Kroner.

After the extraordinary charge, the net loss was $13.8 million, or $(0.38) per share (diluted). This compares to net income of $5.4 million, or $0.15 per share (diluted) in the second quarter of 2001. Second quarter 2002 revenues decreased to $32.6 million compared to $50.0 million last year.

For the first six months of 2002, the net loss before extraordinary charge was $12.5 million, or $(0.34) per share (diluted), on revenues of $64.7 million. After the extraordinary charge, the net loss was $18.6 million, or $(0.51) per share (diluted). This compares to net income of $7.4 million, or $0.20 per share (diluted), on revenues of $93.3 million for the first six months of 2001.

"We continued to experience weak market conditions in the U.S. Gulf of Mexico throughout the quarter," said Thomas E. Fairley, president and chief executive officer. "While the international markets fared better during the quarter, we began to see some deterioration in the North Sea, which impacted results."

Supply boat day rates in the Gulf of Mexico averaged $5,839 for the second quarter, compared to $7,269 for the same period last year, and $6,050 for the first quarter of 2002. Day rates for the North Sea fleet averaged $11,443 for the second quarter, compared to $11,947 for the second quarter of 2001 and $10,443 for the first quarter 2002.

The utilization rate for Gulf of Mexico supply boats decreased to 49% for the quarter, compared to 75% for the year-ago period and 53% for the first quarter of 2002. Utilization of the North Sea vessels was 93% in the most recent quarter, compared to 97% in the second quarter 2001 and 89% for the first quarter of 2002. In June, the Company took delivery of the Northern Canyon, a 279 foot PSV of the UT 745 design, which immediately began work under a three-year contract.

A conference call will be held at 2:00 p.m. Eastern time on Wednesday, July 31, 2002. Interested parties may listen to the call by dialing (973) 582-2788 and asking for the Trico Marine Conference. A telephonic replay will also be available shortly after the conclusion of the call and will be available until 5:00 p.m. Wednesday, August 7, 2002. To access the replay, dial (973) 341-3080 using the pass code 3397889.

Trico Marine provides a broad range of marine support services to the oil and gas industry, primarily in the Gulf of Mexico, the North Sea, Latin America, and West Africa. The services provided by the Company's diversified fleet of vessels include the marine transportation of drilling materials, supplies and crews, and support for the construction, installation, maintenance and removal of offshore facilities. Trico has principal offices in Houma, Louisiana, and Houston, Texas. Visit our website at www.tricomarine.com .

Certain statements in this press release that are not historical fact may be "forward looking statements." Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such statements. A description of risks and uncertainties attendant to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company's financial results, are included in the Company's Securities and Exchange Commission filings.

                 TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)
              (In thousands, except share and per share amounts)

                                  Three months Ended        Six months Ended
                                        June 30,                 June 30,
                                   2002         2001        2002        2001

    Revenues:                    $32,622      $49,986     $64,730     $93,263

    Operating expenses:
       Direct vessel
        operating expenses
        and other                 20,778       21,203      40,118      40,532
       General and
        administrative             3,680        3,176       7,214       6,297
       Loss (gain) on sale of
        assets                        78         (381)       (430)       (949)
       Amortization of marine
        inspection costs           2,631        3,350       5,321       6,563
       Depreciation and
        amortization expense       7,774        8,218      15,170      16,530
                                  34,941       35,566      67,393      68,973
    Operating income  (loss)      (2,319)      14,420      (2,663)     24,290
    Amortization of deferred
     financing costs                 364          333         712         670
    Other expense, net,
     including interest            8,520        6,221      15,075      12,791
    Income (loss) before
     taxes and extraordinary
     item                        (11,203)       7,866     (18,450)     10,829
    Income tax expense
     (benefit)                    (3,522)       2,420      (5,976)      3,420
    Income (loss) before
     extraordinary item           (7,681)       5,446     (12,474)      7,409
    Extraordinary item, net
     of taxes                     (6,103)         ---      (6,103)        ---
    Net income  (loss)          $(13,784)      $5,446    $(18,577)     $7,409

    Basic earnings per common
     share:
      Income (loss) before
       extraordinary item         $(0.21)       $0.15      $(0.34)      $0.20
        Extraordinary item,
         net of taxes              (0.17)         ---       (0.17)        ---
        Net income (loss)         $(0.38)       $0.15      $(0.51)      $0.20
        Average common shares
         outstanding          36,260,002   36,251,049  36,257,168  36,248,708

    Diluted earnings per
     common share:
      Income (loss) before
       extraordinary item         $(0.21)       $0.15      $(0.34)      $0.20
        Extraordinary item,
         net of taxes              (0.17)         ---       (0.17)        ---
        Net income (loss)         $(0.38)       $0.15      $(0.51)      $0.20
        Average common shares
         outstanding          36,260,002   36,894,183  36,257,168  36,919,982

    Average Day Rates:
       Supply                     $5,839       $7,269      $5,948      $6,956
       Supply /Anchor
        Handling (N. Sea)         11,443       11,947      10,958      11,207
       Crew/line handling          2,634        2,730       2,684       2,727

    Utilization:
       Supply                        49%          75%         51%         74%
       Supply /Anchor
        Handling (N. Sea)            93%          97%         91%         93%
       Crew/line handling            68%          80%         67%         85%

    Average no. of Vessels:
       Supply                       48.0         54.0        48.0        54.0
       Supply/Anchor Handling
        (N. Sea)                    18.3         18.0        18.1        18.0
       Crew/line handling           17.0         20.0        18.2        20.9

SOURCE: Trico Marine Services, Inc.